 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington MA 02421
(Address of principal executive offices)

Registrant’s telephone number, including area code: 781-778-7722

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 30, 2014, our board of directors increased the size of our board from 7 to 9 members and appointed Mark Leuchtenberger and Roman Knyazev to serve as members of the board of directors.

Mark Leuchtenberger joined Acusphere, Inc. as President and Chief Executive Officer in 2013, bringing experience in commercial operations, business development and preparing biopharmaceutical companies for product approval and commercialization. Mr. Leuchtenberger most recently served as President, Chief Executive Officer and a member of the board of directors at Rib-X Pharmaceuticals (now Melinta) until its acquisition. Prior to Rib-X, Mr. Leuchtenberger served as President and Chief Executive Officer of Targanta Therapeutics Corporation, where he led the company’s initial public offering in 2007 and its acquisition in 2009. From 2006 to 2009 Mr. Leuchtenberger served as the President and Chief Executive Officer of Therion Biologics Corporation, a privately held cancer vaccine company. Prior to Therion, Mr. Leuchtenberger was a senior officer at Biogen Idec Inc., where he led the Avonex® development and launch in the United States and subsequently managed North American and international commercial operations. Mr. Leuchtenberger received his M.B.A. from the Yale School of Management and his B.A. from Wake Forest University. He is a director and past chairman of the Massachusetts Biotechnology Council Board of Directors and currently serves as a trustee for Beth Israel Deaconess Medical Center and Chairman of the Advisory Committee for the MassDevelopment Emerging Technology Fund. He is a co-founder of Albor Biologics, Inc. and Alvos Therapeutics, Inc.

Roman Knyazev has been a Senior Investment Manager for Rusnano Moscow since 2009 and is currently on the board of several biotechnology companies. In his current role, he provides technical expertise, asset valuation, financial modelling and business valuation as well as develops and presents investment strategies and project financing to clients. In 2003, he began his career as Chief Financial Officer of Biotec Pharma Moscow where he gained experience in both the financial and management sector. Mr. Knyazev led the development and implementation of management accounting and budgeting processes as well facilitated internal audits of regional branches. From 2005 to 2007 he was a Senior Associate with Deloitte & Touche in Moscow where he organized and co-managed client training conferences, participated in client negotiations, reengineered existing business processes, participated in setting up a client accounting management system and carried out value-based management projects.

There are no family relationships between Mr. Leuchtenberger or Mr. Knyazev, and any of our current directors or executive officers. Neither Mr. Leuchtenberger nor Mr. Knyazev has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. Our agreement for service with  Mr. Leuchtenberger is included with this filing. We do not have an agreement for service with Mr.  Knyazev,

In addition, following these two new appointments, on May 1, 2014, the board accepted the resignation of Sir Brian Richards from our board of directors. There is no known disagreement with Sir. Brian Richards regarding our operations, policies, or practices, and he will continue his service to the Company as Chairman of our Scientific Advisory Board.

Item 9.01 Financial Statements and Exhibits

10.1	Agreement with Mark Leuchtenberger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ M. Scott Maguire

M. Scott Maguire

President, Chief Executive Officer

Date: May 6, 2014

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